Exhibit 15.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (as may be amended or supplemented) (File No. 333-130339) pertaining to the Agnico-Eagle Mines Limited amended and Restated Employee Stock Option Plan and the Agnico-Eagle Mines Limited Amended and Restated Incentives Share Purchase Plan, the Registration Statement on Form F-10 pertaining to Agnico-Eagle Mines Limited (as may be amended or supplemented) (File No. 333-138921), our report dated March 14, 2008, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited as of December 31, 2007 and our report dated March 14, 2008, with respect to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited which reports appear in the December 31, 2007 Annual Report on Form 20-F of Agnico-Eagle Mines Limited.

Toronto, Canada	ERNST & YOUNG LLP
March 24, 2008	Chartered Accountants
Licensed Public Accountants